Exhibit 99.1

NEW RIVER PHARMACEUTICALS’ NRP104 RECEIVES FDA FAST TRACK DESIGNATION FOR TREATMENT OF COCAINE DEPENDENCE

Radford, VA (August 31, 2004) - New River Pharmaceuticals Inc. (NASDAQ: NRPH) announced today that it has received notice from the United States Food and Drug Administration (FDA) that its Investigational New Drug (IND), NRP104, has been designated as a fast track product for treatment of cocaine dependence.

"We are pleased that NRP104 has been granted fast track designation for the treatment of cocaine dependence and currently are collaborating with officials at the National Institute on Drug Abuse (NIDA) to design appropriate preclinical and clinical programs in connection with this IND," said Suma Krishnan, Vice President, Product Development for New River Pharmaceuticals. This is New River Pharmaceuticals’ second IND for NRP104. The company continues its clinical investigation of this drug for the treatment of attention deficit hyperactivity disorder (ADHD) in pediatric populations, although it does not have fast track designation for that indication.

"We believe that because of NRP104’s pharmacodynamics and its potential abuse-resistant and overdose-protective properties, the drug could possess promise as a viable agonist therapy for cocaine dependence," said Rob Oberlender, PhD, Director of Drug Abuse Science & Communications at New River Pharmaceuticals.

Under Section 506 of the Federal Food, Drug, and Cosmetic Act, the FDA has authority to grant fast track designation to expedite drug development and review of a product where no available therapies exist to treat serious and life-threatening conditions. Fast track designation does not guarantee approval or expedited approval of any application for a product.

New River Pharmaceuticals is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are safer and improved versions of widely-prescribed drugs, including amphetamines and opioids.

Forward-Looking Statements:

This press release contains certain forward-looking information that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the final prospectus filed on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended; the progress of our product development programs; the status of our preclinical and clinical development of potential drugs, clinical trials and the regulatory approval process; our estimates for future revenues and profitability; our estimates regarding our capital requirements and our needs for additional financing; the likely scheduling of product candidates; our ability to attract partners with acceptable development, regulatory and commercialization expertise; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; the expected benefits of our Carrierwave technology such as abuse resistance and decreased toxicity; and the progress of our product development programs; the status of our preclinical and clinical development of potential drugs, clinical trials and the regulatory approval process; our estimates for future revenues and profitability; our estimates regarding our capital requirements and our needs for additional financing; the likely scheduling of product candidates; our ability to attract partners with acceptable development, regulatory and commercialization expertise; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug and Cosmetic Act; the expected benefits of our Carrierwave technology such as abuse resistance and decreased toxicity; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ final prospectus filed on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended.

Contact:

The Ruth Group
Stephanie Carrington
646-536-7017
scarrington@theruthgroup.com